EXHIBIT 10.15(b)



                        AMENDMENT TO EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                      AMERICAN MEDICAL SECURITY GROUP, INC.
                                       AND
                                SAMUEL V. MILLER

         THIS AMENDMENT ("Amendment") to that certain Employment Agreement (the "Agreement") dated as of September 28, 2000 by and between American Medical Security Group, Inc. (the "Company") and Samuel V. Miller ("Employee") is hereby amended effective as of November 29, 2001, as follows:

1.       CHANGE OF CONTROL.      Section 4.2 of the Agreement is hereby
deleted in its entirety and replaced with the following:

                  "4.2 A "Change of Control" shall be deemed to have occurred if, after the Effective Date of this Agreement:

                  a. any "person", as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the beneficial owner of securities of the Company, or any subsidiary of the Company, representing forty percent (40%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company; or

                  b. there is consummated a merger, consolidation or reorganization of the Company with or into any other entity after which the voting securities of the Company outstanding immediately preceding such merger, consolidation or reorganization represent or are converted into, less than 60% of the voting securities of the surviving entity outstanding immediately after such merger, consolidation or reorganization; or


                  c. during any consecutive two year period, individuals who, at the beginning of such period constitute the "Incumbent Board" (as hereinafter defined), cease to constitute a majority of the Board of Directors of the company as a result of an actual or threatened contest for election of directors (for purposes of this section 4.2.c., the term "Incumbent Board" means all of the members of the Board of the Directors of the Company as of November 29, 2001 and any successors thereto who are elected or named thereto other than as a result of an actual or threatened contest for election of directors); or

                  d. there is consummated an agreement (or series of related agreements) for the sale or disposition of all or substantially all of the assets of the Company; or
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                  e.       the Company consummates a plan of liquidation or
                           dissolution of the Company or the shareholders of the Company approve a plan of liquidation or dissolution that does not make provision for the satisfaction of the Company's obligations under this Agreement."


2.       BASE SALARY CALCULATION.   Section 4.5(a) of the Agreement is hereby
deleted in its entirety and replaced with the following:

                           "(a) a single lump sum payment equal to three (3)
                  times the higher of (i) Employee's then current annual Base Salary, or (ii) average Base Salary earned during the two (2) most recent fiscal years preceding the fiscal year in which the Qualifying Separation occurs;"


3.       PERFORMANCE BONUS AND STUB PERIOD BONUS.    Section  4.5(b) of the
Agreement  is hereby  deleted in its entirety and replaced with the following:

                           "(b) a single lump sum payment equal to (i) three (3)
                  times the higher of (a) Employee's target bonus for the fiscal year in which the Qualifying Separation occurs, or (b) the Performance Bonus earned for the most recent fiscal year preceding the fiscal year in which the Qualifying Separation occurs, plus (ii) Employee's target bonus for the fiscal year in which the Qualifying Separation occurs, pro rated in the same ratio as the actual time of service for such year bears to the full fiscal year;"


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the effective date written above.

                                    AMERICAN MEDICAL SECURITY GROUP, INC.


                                        /s/ John R. Wirch
                                    By:-----------------------------------------
                                        John R. Wirch
                                        Vice President, Human Resources


                                       /s/ Samuel V. Miller
                                       -----------------------------------------
                                        Samuel V. Miller


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